EXHIBIT 20.2






                                   BELLAVISTA
                                   ----------
                                    CAPITAL




                            2005 Shareholder Meeting

                                October 3, 2005

--------------------------------------------------------------------------------

                                 Meeting Agenda


I. Formal Meeting                                               (5 minutes)
        A. Call to Order
        B. Verification of Quorum
        C. Election Results
        D. Adjournment


I. Shareholder Presentation
        A. Introduction of Board Members                        (10 minutes)
        B. Chairman's Opening Remarks                           (15 minutes)
        C. Performance Review                                   (15 minutes)
        D. Board's Priorities                                   (10 minutes)
        E. Strategy to Make BVC an Attractive
           Investment in the Long Term                          (5 minutes)
        F. Frequently Asked Questions                           (15 minutes)
        G. Questions and Answers                                (30 minutes)


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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                               New Board Members

                               William Offenberg




-->     From 1998 to 2005 - served as an Operating
        Partner at Morgenthaler Partners, a $2 billion private equity group

-->     Since 1987 -various general management
        positions and board seats at various public and private companies: Spectra-Physics, Gatan,
        Sheldahl, Aspco, UTTC and UAV

-->     BS in Chemistry from Bowdoin College.




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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                               New Board Members

                                 Jeffrey Black

--> Senior Vice President with Grubb & Ellis, a national real estate company, concluding over $1 billion in real estate transactions

-->     In 2003 Mr. Black was named one of Grubb &
        Ellis' Top 10 Brokers Nationwide and San Jose
        Business Journal's No. 4 Broker in Silicon Valley

--> Holds a Bachelor's of Science and Commerce degree in Finance from the University of Santa Clara




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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                               New Board Members

                                 Patricia Wolf


--> Holds a BA degree in Business Administration and a MA in Management both from Ottawa
        University.

--> Founded Management Technology America, a computer software company which she sold to a company listed on the NYSE in 1999.

-->     Currently Vice Chair of the Board of Trustees for
        Ottawa University where she focuses on strategic planning issues.




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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                              Progress and Results

Major Events
-->


--------------------------------------------------  -------------  -------------

--------------------------------------------------  -------------  -------------
Non-Performing Assets
--------------------------------------------------  -------------  -------------
Non-Performing Assets - Completed
--------------------------------------------------  -------------  -------------
Cash in Bank
--------------------------------------------------  -------------  -------------
Debt
--------------------------------------------------  -------------  -------------
NRV
--------------------------------------------------  -------------  -------------
Annual Recurring Operating Expenses
--------------------------------------------------  -------------  -------------




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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                              Progress and Results

Major Events  2003

--> Mar-03 - Write-Down of Assets Begins
--> Sep-03 - Distributions (return of capital) Suspended
--> Dec-03 - Portfolio Manager was Terminated

--------------------------------------------------  -------------  -------------
                                                       3/31/03       12/31/03
--------------------------------------------------  -------------  -------------
Non-Performing Assets                                      95%            92%
--------------------------------------------------  -------------  -------------
Non-Performing Assets - Completed                          10%            40%
--------------------------------------------------  -------------  -------------
Cash in Bank                                             $0.1 M        $10.7 M
--------------------------------------------------  -------------  -------------
Debt                                                    $27.0 M         $7.9 M
--------------------------------------------------  -------------  -------------
NRV                                                      $6.38          $4.01
--------------------------------------------------  -------------  -------------
Annual Recurring Operating Expenses                                     $5.8 M
--------------------------------------------------  -------------  -------------




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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                              Progress and Results

Major Events   2004

--> May-04 - $6.2 million paid in redemptions
--> Jun-04 - BellaVista Capital was Formed
--> Aug-04 - Liquidation proposal received
--> Dec-04 - Settled shareholder litigation



--------------------------------------------------  -------------  -------------
                                                      12/31/03       12/31/04
--------------------------------------------------  -------------  -------------
Non-Performing Assets                                      92%            54%
--------------------------------------------------  -------------  -------------
Non-Performing Assets - Completed                          40%            71%
--------------------------------------------------  -------------  -------------
Cash in Bank                                            $10.7 M         $7.9 M
--------------------------------------------------  -------------  -------------
Debt                                                     $7.9 M         $3.2 M
--------------------------------------------------  -------------  -------------
NRV                                                      $4.01          $4.13
--------------------------------------------------  -------------  -------------
Annual Recurring Operating Expenses                      $5.8 M         $2.4 M
--------------------------------------------------  -------------  -------------




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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                              Progress and Results

Major Events   2005

--> Jan-05 - $12 million offered in redemptions
--> Mar-05 - Liquidation proposal voted down
--> Jul-05 - New Board of Directors Appointed



--------------------------------------------------  -------------  -------------
                                                      12/31/04        9/30/05
--------------------------------------------------  -------------  -------------
Non-Performing Assets                                      54%            19%
--------------------------------------------------  -------------  -------------
Non-Performing Assets - Completed                          71%            90%
--------------------------------------------------  -------------  -------------
Cash in Bank                                            $7.9 M        $14.0 M
--------------------------------------------------  -------------  -------------
Debt                                                    $3.2 M         $7.6 M
--------------------------------------------------  -------------  -------------
NRV                                                      $4.13          $4.24
--------------------------------------------------  -------------  -------------
Annual Recurring Operating Expenses                     $2.4 M         $1.5 M
--------------------------------------------------  -------------  -------------




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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                              Progress and Results

                            Significant Improvement

                             Solid Base to Build On



--------------------------------------------------  -------------  -------------
                                                       3/31/03        9/30/05
--------------------------------------------------  -------------  -------------
Non-Performing Assets                                      95%            19%
--------------------------------------------------  -------------  -------------
Non-Performing Assets - Completed                          10%            90%
--------------------------------------------------  -------------  -------------
Cash in Bank                                            $0.1 M        $12.2 M
--------------------------------------------------  -------------  -------------
Debt                                                   $27.0 M         $7.6 M
--------------------------------------------------  -------------  -------------
NRV                                                      $4.01          $4.24
--------------------------------------------------  -------------  -------------
Annual Recurring Operating Expenses                     $5.8 M         $1.5 M
--------------------------------------------------  -------------  -------------




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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                               Performance Review

                                    Outline




        I.      New Investments

        II.     Portfolio Allocations

        III.    Investment Return Objectives

        IV.     Investment Strategy and Approval Process






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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                                New Investments

--> Baywood Place

        o San Mateo

        o 17-unit
          condominium
          development                           [graphic omitted]

        o Paid in full

        o Results:

             o Invested: $11 M

             o Return: 16%





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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                                New Investments

--> Villa Cortona

        o San Jose

        o 72 unit
          condominium
          development                           [graphic omitted]

        o Financing provided
          by $22 million
          construction loan

        o Models opened in
          September 2005



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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
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



                                New Investments

--> Cummings Park

        o East Palo Alto

        o 30 unit condominium over
          18,000 sf retail                           [graphic omitted]

        o Part of Home
          Depot/Ikea
          shopping center

        o $3.25 million equity
          investment



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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                                New Investments

--> 1314 Polk Street

        o San Francisco

        o 32 unit
          condominium

        o Senior housing                           [graphic omitted]

        o $3.4 million
          investment secured
          by second trust
          deed






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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                                New Investments



--> Livermore Village

        o Livermore

        o Residential
          entitlement                               [graphic omitted]

        o 300+ condominium
          units

        o $3.15 million equity investment





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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                                New Investments



--> 1615 Broadway

        o Oakland

        o Office conversion
          to residential

        o $7.5 million
          investment secured                               [graphic omitted]
          by first trust deed
          with equity
          participation

        o Approved but not
          yet funded



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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Investment Type Dispersion



                                                                       Total
                                                                  (millions)
                                -----------------------------  --------------
                                 First Trust Deed                $     25.3
                                -----------------------------  --------------
                                 Subordinated Debt                      4.6
 [graphic omitted]              -----------------------------  --------------
                                 Equity                                10.7
                                -----------------------------  --------------
                                    Total                        $     40.6
                                -----------------------------  --------------





                                       Investments Approved May 04 to Sep 05


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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
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



                            Geographical Dispersion

                                                                       Total
                                                                  (millions)
                                -----------------------------  --------------
                                 SF Bay Area                     $     23.5
                                -----------------------------  --------------
                                 Southern California                    5.3
 [graphic omitted]              -----------------------------  --------------
                                 Central Valley                        10.5
                                -----------------------------  --------------
                                 Other States                           1.0
                                -----------------------------  --------------
                                    Total                        $     40.6
                                -----------------------------  --------------





                                       Investments Approved May 04 to Sep 05


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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
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



                             Sale Price Dispersion




                                                                       Total
                                                                  (millions)
                                -----------------------------  --------------
                                 Under $500,000                  $     21.9
                                -----------------------------  --------------
                                 $500,000 to $750,000                  14.1
 [graphic omitted]              -----------------------------  --------------
                                 $750,000 to $1 M                       4.3
                                -----------------------------  --------------
                                 Over $1 M                              0.0
                                -----------------------------  --------------
                                    Total                        $     40.6
                                -----------------------------  --------------





                                       Investments Approved May 04 to Sep 05


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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                                 Current Assets




                                                                         NRV
                                                                  (millions)
                                -----------------------------  --------------
                                 Cash                             $     14.0
                                -----------------------------  --------------
                                 First Trust Deed                       11.9
 [graphic omitted]              -----------------------------  --------------
                                 Subordinated Debt                       4.2
                                -----------------------------  --------------
                                 Equity                                  3.7
                                -----------------------------  --------------
                                 Villa Cortona                          23.3
                                -----------------------------  --------------
                                 Non-performing                         13.4
                                -----------------------------  --------------
                                    Total                         $     70.5
                                -----------------------------  --------------



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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                            Investment Return Goals





                                                                    Targeted
                                                  % Invested          Return
                -----------------------------  --------------  --------------
                 Cash                                     5%              2%
                -----------------------------  --------------  --------------
                 First Trust Deed                        50%             10%
                -----------------------------  --------------  --------------
                 Subordinated Debt                       25%             18%
                -----------------------------  --------------  --------------
                 Equity                                  20%        20% plus
                -----------------------------  --------------  --------------
                     Total (Less 2% Operating                     11% to 15%
                            Expenses)
                -----------------------------  --------------  --------------




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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                          Recurring Operating Expenses




                               ----------  ----------  ----------  ----------
                                    2003        2004        2005*       2006*
-----------------------------  ----------  ----------  ----------  ----------
Salaries                                      $  975      $  734       $ 714
-----------------------------  ----------  ----------  ----------  ----------
Facilities                                       337          88          86
-----------------------------  ----------  ----------  ----------  ----------
Legal & Accounting                               595         282         220
-----------------------------  ----------  ----------  ----------  ----------
General & Admin                                  521         383         330
-----------------------------  ----------  ----------  ----------  ----------
   Total                           5,800       2,428       1,487       1,350
-----------------------------  ----------  ----------  ----------  ----------
   % of Equity                       6.4%        3.0%        2.3%        2.0%
-----------------------------  ----------  ----------  ----------  ----------
                                                                * Projected




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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                            Share Value Assumptions


NRV per share

                                                                        ***$6.45
$6.25 ------------------------------------------------------------------
                                                                        **$6.12
$5.75 ------------------------------------------------------------------
                                                                        *$5.80
$5.25 ------------------------------------------------------------------

$4.75 ------------------------------------------------------------------

$4.25 ------------------------------------------------------------------
      |         |          |          |          |          |          |
   Dec-05    Jun-06     Dec-06     Jun-07     Dec-07     Jun-08     Dec-08




      * 11% return                 **  13% return            ***    15% return



     The return goals in this chart are objectives and the actual returns to shareholders will depend on the success of Company operations and be subject to the risks inherent in the Company's business. Therefore actual results may differ from these objective returns, and there can be no assurance as to the price that may be realized by any shareholder on the shares, or the timing of any liquidity event. The estimated values represent the estimated increases in the value per share of the Company's assets.

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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                              Investment Strategy




        --> Developer co-investment

        --> Secured loans mitigate risk

        --> Equity investments and subordinated debt to enhance returns

        --> Geographic diversity

        --> Sale price points near median

        --> Multi-unit projects




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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                          Investment Approval Process




        --> Initial review

        --> Negotiation of terms

        --> Due diligence including independent
            appraisal

        --> Approval by Board of Directors

        --> Documentation




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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                               Board's Priorities




        --> Complete the liquidation of the Company's non-performing assets

        --> Continually evaluate the Company's investment strategy and monitor its performance

        --> Make new investments based on strict underwriting criteria

        --> Align management compensation and
            incentives with company performance and
            shareholder value

        --> Improve communications with shareholders

        --> Develop a long term strategy to increase shareholder value and transform BellaVista into an attractive investment for both existing and new shareholders




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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Shareholder Value Strategy




        --> The long term goals:

                o Increase shareholder value

                o Transform BellaVista into an attractive
                  investment for both existing and new
                  shareholders

        --> All actions taken must benefit all shareholders equally

        --> Two phased approach:

                o Medium term - demonstrate a consistent track
                  record of share price increase

                o Longer term - establish a regular program to
                  provide liquidity through a combination of distributions and share redemption



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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Shareholder Value Strategy


        --> In order to establish a track record of consistent share price increases, it will be necessary to reinvest all capital and earnings over the next three years


        --> As a result, funds will not be available to pay dividends or distributions or redeem shares during this period








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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Shareholder Value Strategy




        --> Successfully achieving these goals:

                o Will attract new investors

                o Create access to other capital sources

        --> This will allow the Company to create a liquidity program:

                o Regular distributions/dividends

                o Share redemption

        --> Enhanced value for all shareholders




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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
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







                           Frequently Asked Questions











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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
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



                           Frequently Asked Questions



Q It has been over two years since this company has been reorganizing and working on correcting its problems which had resulted in a significant loss in share value. It has been 18 months since management projected a 10% per year share price increase, at which time the share price was $4.01. Can you explain to those of us who have voted AGAINST liquidation and chose to continue in the investment why, after 18 months, there has been little upward movement in the NRV?








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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Frequently Asked Questions

        --> Projection of growth was based on
            beginning to reinvest cash at that point

        --> $24 million was used to repurchase
            shares and settle lawsuits

        --> Took longer to complete and sell non-performing assets than originally thought

        --> We have now begun to make significant new investments with our cash






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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Frequently Asked Questions

Q You talked about making a dividend and redemption at the end of 2005 in your March meeting. We voted against the liquidation proposal because we expected income to start at the end of the year or have the opportunity to sell some of our shares. Why are you changing strategies?








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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Frequently Asked Questions



        --> Goals are to increase shareholder value and transform
            BellaVista into an attractive investment for both existing and new shareholders

        --> All actions taken must benefit all shareholders

        --> Medium term -demonstrate a consistent track record of share price increase

        --> Longer term -establish a program to provide liquidity through a combination of distributions and share redemption

        --> Establish a track record of consistent share price increases by reinvesting capital and earnings over the next three years

        --> Success will attract new investors and create access to other capital sources which in turn will create liquidity and further enhance shareholder value

        --> Absent new investors, the only path to liquidity at a lower share value is to liquidate the company's assets at some point in time




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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Frequently Asked Questions



Q Your new loans seem to be focused on condo developments with time frames of 18 to 24 months. Many experts think that this type of residential development is at a market peak and is, therefore, subject to extensive market risk. Are we setting up our portfolio for another "Bubble Burst" as we experienced in 2000 to 2002?






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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Frequently Asked Questions



        --> Primecore failed due to focus on high-end single family homes

        --> We recognize the run-up in values of condos and are cautious about the market cycle

        --> We mitigate risk by:

                o Lower price points

                o Geographic diversity

                o Developer co-investment

                o Independent appraisals




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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Frequently Asked Questions



Q You have received a number of questions and objections regarding how management is compensated? What changes, if any, have you made?





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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Frequently Asked Questions

        --> We are in the process of realigning
            management's compensation to the
            interests of shareholders and the
            performance of the company

                o Base salary reduced 15% to $275,000
                  with annual bonus based on achieving
                  goals established by the Board

                o 2006 will further reduce base
                  compensation and provide incentives
                  based on changes to NRV





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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Frequently Asked Questions




Q How can I liquidate my investment if the Company is unwilling or unable to make redemptions?






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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Frequently Asked Questions



        --> The Company has made redemptions.
            Since May 2004 the Company has used
            over $18 million for redemption

        --> Your stock is transferable in a private transaction

        --> We are exploring the possibility of listing our stock on a bulletin board exchange.
            We believe this is low probability.

        --> Making BVC an attractive investment is a key step to providing shareholder liquidity






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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Frequently Asked Questions




Q     When will the non-performing loans be completely paid off?






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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Frequently Asked Questions




        --> 5 non-performing investments

        --> 3 are complete and listed for sale

        --> One is complete and under contract

        --> One is under construction with completion scheduled in Spring 2006






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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Frequently Asked Questions




Q It seems that all of your new loans are focusing on subordinated debt and equity investments. What happened to the traditional investments in First Trust Deeds?






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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Frequently Asked Questions




        --> 63% of new investments are secured by a first deed of trust

        --> 11% of new investments are secured by a deed of trust subordinate to an institutional construction lender

        --> 26% of new investments are joint ventures with developers





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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Frequently Asked Questions





     Why is the company making loans outside of the Bay Area and in other states? Do you have the expertise to evaluate real estate outside of the Bay Area?






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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Frequently Asked Questions




        --> Geographic diversify reduces the effect of regional economic fluctuations

        --> Invest with developers familiar with the local market

        --> Use consultants who service the local market to help us understand the local market conditions





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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Frequently Asked Questions




Q When will the company be profitable again? How confident are you in turning this company around in a reasonable timeframe?






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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                           Frequently Asked Questions




        --> Non-performing investments currently account for only 19% of assets, down from 95% in 2003

        --> We are earning approximately $4 M per year on our investments, $600,000 of which is paid monthly with the remaining returns paid when the project sells

        --> Additional income from equity participations

        --> Operating expenses $1.35 M annually
            going forward






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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL

                              End of Presentation








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2005 Shareholder Meeting                                        BellaVista
October 3, 2005                                                 ----------
                                                                 CAPITAL